UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27212	33-0618093

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Employment Agreement with Craig T. Davenport

Effective as of April 28, 2005, Endocare, Inc. (“Endocare”) entered into a first amendment (the “First Amendment”) to the Employment Agreement with Craig T. Davenport, its Chief Executive Officer, dated as of December 15, 2003. The First Amendment made the following changes:

Base Salary:

Effective March 1, 2005, Mr. Davenport’s base salary has been increased to $390,000 per year.

Bonus:

For 2005 and subsequent years, Mr. Davenport is eligible to receive a bonus of up to eighty-five percent (85%) of the base salary, subject to Mr. Davenport’s attainment of corporate goals and objectives to be established annually by Endocare’s Board of Directors (or a committee thereof) with the assistance and agreement of Mr. Davenport.

Stock Options:

Endocare has granted Mr. Davenport an additional non-qualified stock option to purchase 225,000 shares of Endocare’s common stock, $0.0001 par value per share, under Endocare’s 2004 Stock Incentive Plan. Mr. Davenport now controls options to acquire an aggregate of 1,225,000 shares of common stock. Similar to the stock options previously granted to Mr. Davenport, the additional stock option described above is subject to continued or accelerated vesting upon termination of Mr. Davenport’s employment, as set forth in the First Amendment.

Severance:

Mr. Davenport is now entitled to receive a minimum aggregate amount of $750,000 in cash if he terminates his employment at any time within the 180-day period immediately following the six (6)-month anniversary of the date of the occurrence of a Change in Control (as defined therein) to the extent such $750,000 payment exceeds amounts otherwise payable pursuant to the formula contained in the employment agreement.

When entering into the First Amendment, our Compensation Committee took a fresh look at its executive compensation practices, with a focus on compensation for our Chief Executive Officer. Our purpose was to confirm that the Company’s executive compensation policies remained aligned with the goal of enhancing stockholder value through programs that attract, motivate and retain key executives. We selected and engaged Compensia, a company specializing in matters related to executive compensation, to provide the Compensation Committee independent insights on executive compensation matters, both generally and within our industry.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

10.1     First Amendment to Employment Agreement with Craig T. Davenport.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
May 3, 2005	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Employment Agreement with Craig T. Davenport.